 Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of March 4, 2014, by and between ACOLOGY, INC., a Florida corporation formerly named “Pinecrest Investments Group, Inc.” (the “Corporation”), and RICHARD S. ASTROM (“Astrom”),

WITNESSETH:

WHEREAS, Astrom is the indirect holder of 35,000,000 shares of the Corporation’s Common Stock (the “Stock”); and

WHEREAS, the Corporation is indebted to Astrom in the amount of $151,269.00 (the “Debt”); and

WHEREAS, the parties wish to provide for the surrender of the Stock for extinguishment and for the extinguishment of the Debt; and

WHEREAS, the parties have determined to their satisfaction that the extinguishment of the Stock and the Debt constitutes sufficient consideration for the promissory note specified below; and

WHEREAS, the parties wish to satisfy the condition precedent set forth in Section 5.3(l) of that certain Agreement and Plan of Merger, dated as of December 24, 2013, and amended on March 4, 2014, by and among the Corporation, PNCR, ACQUISITION, LLC, a California limited liability company, and D&C DISTRIBUTORS, LLC, a California limited liability company, which is referred to herein as “D&C” (as so amended the “Merger Agreement”), to the effect that an agreement between the Corporation and Astrom respecting the subject matter hereof be executed and delivered at or prior to the Closing, as that term is defined therein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Promissory Note. Upon the execution and delivery of this Agreement, the Corporation shall execute and deliver to Astrom a convertible promissory note in the principal amount of $400,000 in the form annexed to the Merger Agreement as Exhibit A.

2. Pledge Agreement. Upon the execution and delivery of this Agreement, the Corporation and Astrom shall execute and deliver to one another the pledge agreement annexed in the form annexed to the Merger Agreement as Exhibit B.

3. Surrender of Certificate. Upon the execution and delivery of this Agreement, Astrom shall deliver to the Corporation a certificate or certificates representing the Stock, accompanied by a stock power by which the holder of the Shares shall transfer them to the Corporation, which stock power shall bear a signature guarantee of the signature of the holder of such certificate obtained from a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program.

4. Repayment of Debt. By virtue of the execution and delivery of the instruments specified in Sections 1 and 2, the Debt shall be extinguished.

5. Representation and Warranty of Astrom. Astrom represents and warrants to the Corporation that (i) the Debt is the only indebtedness of the Corporation owed to him, (ii) all other indebtedness of the Corporation owing to any other person or entity has been discharged and (iii) no shares of any class or series of the capital stock of the Corporation, other than its common stock, have been issued.

6. Notices. All notices, requests and demands under this Agreement shall be given, and shall be deemed effective, in accordance with the provisions of the aforesaid promissory note. Either party may change its address for notice by notice in the manner provided in the aforesaid promissory note.

7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.                  Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

9.                  Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the parties and their respective heirs, administrators, successors and assigns.

10.              Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). Each of the Parties hereby:

a.	irrevocably consents and submit to the jurisdiction of the Courts of the State of Florida and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between the Parties or their conduct in connection with this Agreement or otherwise shall be heard only in the courts described above; and
b.	WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ACOLOGY, INC. /s/ Richard S. Astrom Richard S. Astrom

By: /s/ Richard S. Astrom

Richard S. Astrom

Chief Executive Officer